READING INTERNATIONAL, INC.

RESTRICTED STOCK UNIT AGREEMENT

[Non-Employee Directors]

This Restricted Stock Unit Agreement (this “Agreement”) is made and entered into as of this [___] day of [___________], 20[__] (“Grant Date”) by and between Reading International, Inc., a Nevada corporation (the “Company”) and [___________________________] (the “Recipient”).  Capitalized terms not defined herein shall have the meaning ascribed to them the in the Company’s 2020 Stock Incentive Plan, as amended (the “Plan”).

1.Grant of Restricted Stock Units.  The Company hereby grants to the Recipient [___________] share units (such units, the “Restricted Stock Units”), subject to all of the terms and conditions of this Restricted Stock Unit Agreement and the Plan.

2.Vesting and Payment.

2.1Vesting Date. Subject to the limitations set forth in this Section 2, Restricted Stock Units will vest on the first to occur of (i) 5:00 pm, Los Angeles, CA time on the last business day prior to the one-year anniversary of the Grant Date or (ii) the date on which Recipient has served such Recipient’s full term as a Director (the “Vesting Date”).

2.2Forfeiture upon Termination. Subject to the provisions of Sections 2.4, upon termination of the Recipient’s Services, whether by the Company or by the Recipient, any unvested Restricted Stock Units shall be immediately forfeited and neither the Recipient nor any of the Recipient’s successors, heirs, assigns or personal representatives shall thereafter have any further rights or interests in such Restricted Stock Units.

2.3Board Discretion of Vesting. Upon recommendation of the Compensation and Stock Options Committee of the Board of Directors (the “Board”), the Board may take one or more actions that it finds in the best interest of the Company based on the applicable facts and circumstances with respect to vesting.

2.4Acceleration of Vesting.

(a)In the event that of Recipient’s death or Disability (as defined in the Plan), all unvested Restricted Stock Units shall immediately vest as of the date of death or Disability.

(b)In the event of a Change of Control, and the Recipient is not a Participant in such Change in Control, all unvested Restricted Stock Units shall immediately vest as of the date of such Change of Control.

(c)In the event of a Corporate Transaction in which the Restricted Stock Units are not to be Appropriately Replaced at or prior to the effective time of such Corporate Transaction, the vesting of all Restricted Stock Units which are not otherwise fully vested shall automatically accelerate so that all such Restricted Stock Units shall, immediately prior to the effective time of the Corporate Transaction, become fully vested, free of all restrictions.

(d)For purposes of this Section 2.4:

(i)Restricted Stock Units shall be considered “Appropriately Replaced” if, at or prior to the Corporate Transaction, in the judgment of the Committee as constituted at the time the Corporate Transaction is proposed or announced to the Company (the “Evaluating Committee”), the Restricted Stock Units or a substituted award will confer the right to receive, for each share of Common Stock that may be received pursuant to the Restricted Stock Units existing immediately prior to the Corporate Transaction, on substantially the same vesting and other terms and conditions  as were applicable to the Restricted Stock Units immediately prior to the Corporate Transaction, the consideration (whether stock, cash or other securities or property) to be received in the Corporate Transaction by holders of Common Stock for each such share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided,  however, that if such consideration to be received in the transaction constituting a Corporate Transaction is not solely cash and/or common stock of the successor company or its parent or subsidiary, the Evaluating Committee may, if the obligations are to be assumed by the successor company, or its parent or subsidiary, approve that the consideration to be received upon the exercise or vesting of the Restricted Stock Units (or the substituted award) will be common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per-share consideration received by holders of Common Stock in the transaction constituting a Corporate Transaction.  The determination of such substantial equality of value of consideration shall be made by the Evaluating Committee in its sole discretion and its determination shall be conclusive and binding.

(ii)The term “Change in Control” shall mean:

(A)a change, after the Grant Date, in the composition of the Board such that the Incumbent Board ceases for any reason to constitute at least a majority of the Board; or

(B)after the Grant Date a Person (as defined below) other than a Permitted Holder (as defined below) becomes the “Beneficial Owner”  (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing  in the aggregate  thirty percent (30%) or more of the then outstanding  Voting Securities of the Company; provided,  however, that a Change in Control shall not be deemed to have occurred for purposes of this clause (B) solely as the result of:

(1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted itself was acquired directly from the Company,

(2) any repurchase of securities by the Company,

(3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, and

(4) any acquisition pursuant to a transaction that is excluded from the definition of Corporate Transaction pursuant to approval by the Incumbent Board.

(iii)The term “Corporate Transaction” shall mean:

(A)the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company, whether directly or indirectly through the sale of any one or more of the Company’s subsidiaries or the assets of such one or more subsidiaries; excluding,  however, any such transaction approved by the Incumbent Board (as defined below); or

(B)the liquidation or dissolution of the Company.

(iv)The term “Incumbent Board” shall mean the individuals who, as of the Grant Date, constitute the entire Board together with any individual(s) who becomes a member of the Board subsequent to the Grant Date, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the then-Incumbent Board (or deemed to be such pursuant to this proviso); provided,  however, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board.

(v)The term “Participant” in a Change in Control or a Corporate Transaction shall mean any Person who, after such Change in Control or Corporate Transaction either (a) is or controls any Person whose acquisition or control of securities of the Company gives rise to the Change in Control pursuant to Section 2.4(d)(ii)(B)  above, or (b) is or controls any Permitted Holder as of the effective date of such Change in Control or Corporate Transaction but was not or did not control such Permitted Holder as of the date hereof.

(vi)The term “Permitted Holder” shall mean (i) the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (ii) any Person who, since the Grant Date, has continuously been the Beneficial Owner of not less than thirty percent (30%) of the Voting Securities, or (iii) any Person controlled, directly or indirectly, by one or more of the foregoing Persons referred to in the immediately preceding clause (ii).

(vii)The term “Person” shall mean any individual  (whether acting in an individual capacity or in a representative capacity so as to have sole or shared voting power of Voting Securities), entity (including, without limitation, any corporation, charitable or not-for profit corporation, private foundation, partnership, limited liability company, trust (including, without limitation, any private, charitable or split-interest trust), joint venture, association or governmental body) or group (as defined in Section 13(d)(3) or 14(d)(2) of the Exchange Act and the rules and regulations thereunder.

(viii)Services shall mean Recipient’s services as a Director of the Company or any successor.

(ix)The term “Voting Securities” shall mean all securities of a corporation having the right under ordinary circumstances to vote in an election of the board of directors of such corporation, or other interests having comparable rights to elect managers or fiduciary persons or boards in non-corporate entities.  As of the date hereof, the Voting Securities of the Company includes the shares of Class B common stock of the Company.

2.5Settlement. If Restricted Stock Units vest, then within thirty (30) days after the last day of the calendar year in which the Restricted Stock Units become vested pursuant to Section 2 hereof, the Company shall settle the Restricted Stock Units by delivering to the Recipient, or if applicable the Recipient’s estate, that number of shares of Common Stock equal to the number of Restricted Stock Units which vested on such vesting date as set forth above.

2.6Taxes.  On the date on which the Restricted Stock Units are settled pursuant to Section 2.5 hereof, the Recipient shall recognize taxable income in respect of the Common Stock deliverable and the Company shall report such taxable income to the appropriate taxing authorities in respect thereof as it determines to be necessary and appropriate.

2.7Certificate.  Upon settlement of the Restricted Stock Units pursuant to Section 2.5 hereof (or as soon as practicable thereafter), the Company shall deliver or cause to be delivered one or more certificates issued in the Recipient’s name representing shares of Common Stock equal to the number of vested Restricted Stock Units.  If a valid SEC Form S-8 Registration Statement is not in effect at the time, the Certificate shall set forth restrictive legends advising the Recipient that the shares of Common Stock have not been registered under the securities laws of the United States or the laws of any state and that the sale or other disposition of such shares is prohibited unless such sale or other disposition is made in compliance with all such laws.

3.Adjustments. Pursuant to Section 11 of the Plan, in the event of a change in capitalization, the Board shall make such equitable changes or adjustments to the number and kind of securities or other property (including cash) issued or issuable in respect of outstanding Restricted Stock Units.

4.Notices. All notices and other communications under this Restricted Stock Unit Agreement shall be in writing and shall be given by e-mail, first class mail, certified or registered with return receipt requests, and shall be deemed to have been duly given three days after mailing (or one-day in case of delivery by e-mail) to the respective parties, as follows: (i) if to the Company, (a) if by mail, addressed to the Company in care of its Corporate Secretary at the principal executive office of the Company, or (b) if by e-mail, addressed to the care of the Corporate Secretary at corporatesecretary@readingrdi.com and (ii) if to the Recipient, using the contact information on file with the Company.  Either party hereto may change such party’s address for notices by notice duly given pursuant hereto.

5.Protections against Violations of Agreement.

5.1No purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition or creation of a security interest in or lien on, any of the Restricted Stock Units or any agreement or commitment to do any of the foregoing (each a “Transfer”) by any holder thereof in violation of the provisions of this Restricted Stock Unit Agreement will be valid, except (i) a transfer for estate planning purposes, or (ii) with the prior written consent of the Board (such consent shall be granted or withheld in the sole discretion of the Board).

5.2Any purported Transfer of Restricted Stock Units or any economic benefit or interest therein in violation of this Restricted Stock Unit Agreement shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any person purportedly acquiring any Restricted Stock Units or any economic benefit or interest therein transferred in violation of this Restricted Stock Unit Agreement shall not be entitled to receive any Common Stock.

6.Taxes. BY SIGNING THIS RESTRICTED STOCK UNIT AGREEMENT, THE RECIPIENT REPRESENTS THAT HE OR SHE HAS REVIEWED WITH HIS OR HER OWN TAX ADVISORS THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE TRANSACTIONS CONTEMPLATED BY THIS RESTRICTED STOCK UNIT AGREEMENT AND THAT HE OR SHE IS RELYING SOLELY ON SUCH ADVISORS AND NOT ON ANY STATEMENTS OR REPRESENTATIONS OF THE COMPANY OR ANY OF ITS AGENTS.  THE RECIPIENT UNDERSTANDS AND AGREES THAT HE OR SHE (AND NOT THE COMPANY) SHALL BE RESPONSIBLE FOR ANY TAX LIABILITY THAT MAY ARISE AS A RESULT OF THE TRANSACTIONS CONTEMPLATED BY THIS RESTRICTED STOCK UNIT AGREEMENT.

7.Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Restricted Stock Unit Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

8.Governing Law. This Restricted Stock Unit Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada applicable to contracts made and to be performed herein.  Any suit, action or proceeding with respect to this Restricted Stock Unit Agreement, or any judgment entered by any court in respect of any thereof, shall be brought in any court of competent jurisdiction in the State of Nevada, and the Company and the Recipient hereby submit to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment.  The Recipient and the Company hereby irrevocably waive (i) any objections which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Restricted stock Unit Agreement brought in any court of competent jurisdiction in the State of Nevada, (ii) any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and (iii) any right to a jury trial.

9.Incorporation of Plan. The Plan is hereby incorporated by reference and made a part hereof, and the Restricted Stock Units and this Restricted Stock Unit Agreement shall be subject to all terms and conditions of the Plan and this Restricted Stock Unit Agreement.

10.Amendments / Construction. The Board may amend the terms of this Restricted Stock Unit Agreement prospectively or retroactively at any time, but no such amendment shall impair the rights of the Recipient hereunder without Recipient’s consent. Headings to Sections of this Restricted Stock Unit Agreement are intended for convenience of reference only, are not part of this Restricted Stock Unit Agreement and shall have no effect on the interpretation hereof.

11.Survival of Terms. This Restricted Stock Unit Agreement shall apply to and bind the Recipient and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.

12.Rights as a Stockholder. The Recipient shall have no rights of a stockholder (including the right to vote and the right to receive distributions or dividends) until the Recipient has received the shares of Common Stock equal to the number of Restricted Stock Units which vested.  On the date that the Recipient receives Common Stock with respect to Restricted Stock Units, the Recipient shall receive distributions or dividends that would have been paid to or made with respect to the number of shares of Common Stock that relate to this Restricted Stock Unit Award from the date of vesting until such date of delivery of the Common Stock.  The Recipient shall be able to exercise voting rights upon receipt of the shares of Common Stock.

13.Agreement Not a Contract for Continued Service. Neither the Plan, the granting of the Restricted Stock Units, this Restricted Stock Unit Agreement nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Recipient has a right to continue to serve as a director of the Company for any period of time or at any specific rate of compensation.

14.Authority of the Board; Disputes. The Board, directly or through its delegation of authority to the Committee, shall have full authority to interpret and construe the terms of the Plan and this Restricted Stock Unit Agreement. Notwithstanding the above, nothing within this provision shall restrict the Company or the Recipient from seeking to enforce the terms of this Restricted Stock Unit Agreement under and as provided in Section 8, above.

15.Severability. Should any provision of this Restricted Stock Unit Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this Restricted Stock Unit Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original Recipient Restricted Stock Unit Agreement.

16.Amendment. The Board, directly or through its delegation of authority to the Committee,  has the right to amend, alter, suspend, discontinue or cancel the Restricted Stock Unit, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Recipient’s material rights under this Agreement without the Recipient’s consent.

17.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

18.Acceptance. The Recipient hereby acknowledges receipt of a copy of the Plan and this Agreement. The Recipient has read and understands the terms and provisions thereof, and accepts the Restricted Stock Units subject to all of the terms and conditions of the Plan and this Agreement. The Recipient acknowledges that there may be adverse tax consequences upon vesting and/or settlement of the Restricted Stock Unit or disposition of the underlying shares and that the Recipient should consult a tax advisor prior to such vesting, settlement or disposition.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

READING INTERNATIONAL, INC.
By________________________ Name: _____________________ Title: _____________________

RECIPIENT
By________________________ Name: _____________________

RESTRICTED STOCK UNIT GRANT NOTICE
UNDER THE
READING INTERNATIONAL, INC.
2020 STOCK INCENTIVE PLAN

Reading International, Inc. (the “Company”), pursuant to its 2020 Stock Incentive Plan, as amended (the “Plan”), hereby grants to the Recipient set forth below the number of Restricted Stock Units set forth below. The Restricted Stock Units are subject to all of the terms and conditions as set forth herein, in the Restricted Stock Unit Agreement (attached hereto), and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

Recipient:
Number of Restricted Stock Units:
Grant Date:
Vesting Schedule:

100% of the Restricted Stock Units granted hereunder shall vest on the first to occur of (i) 5:00 pm, Los Angeles, CA time on the last business day prior to the one-year anniversary of the Grant Date or (ii) the date on which Recipient has served such Recipient’s full term as a Director (the “Vesting Date”);  provided that the Recipient has not undergone a termination of his or her services as a Director at the time of the Vesting Date (or an earlier accelerating event).

THE UNDERSIGNED RECIPIENT ACKNOWLEDGES RECEIPT OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE RESTRICTED STOCK UNIT AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF RESTRICTED STOCK UNITS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE RESTRICTED STOCK UNIT AGREEMENT AND THE PLAN.

The Restricted Stock Unit Grant Notice is dated as of [__________], 20[__].

Reading International, Inc.                                  “Recipient”

By: ________________________________              By: _________________________

Name: _____________________________             Name: _________________________

Title: _____________________________